UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2004

Commission file number: 333-86972

SPECIALTY TRUST, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	88-0382463
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

6160 Plumas St. Reno, Nevada	89509
(Address of principal executive offices)	(Zip Code)

(775) 826-0809
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. OTHER EVENTS

     Pursuant to a unanimous Action by Written Consent of the Board of Directors of Specialty Trust, Inc. (the “Company”) dated January 29, 2004, and in order to amend the First Amended and Restated Management Agreement dated as of May 22, 2001, between the Company and Specialty Financial, as Manager (the “Manager”) for purposes of revising the compensation payable to the Manager, the Company has entered into the Second Amended and Restated Management Agreement dated as of January 1, 2004, between the Company and the Manager (the “Second Amended and Restated Management Agreement”). The Second Amended and Restated Management Agreement is annexed hereto as Exhibit 10.1b.

Item 7. EXHIBITS

10.1b	Second Amended and Restated Management Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPECIALTY TRUST, INC.

Dated: February 10, 2004	By:	/s/ Nello Gonfiantini III

Nello Gonfiantini III
Chairman, President, and Secretary

EXHIBIT INDEX

Exhibit Number

10.1b	Second Amended and Restated Management Agreement